UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 14, 2006
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Reference is made to our Current Report on Form 8-K filed September 29, 2006, in which we stated that in connection with the continuing business transformation of Ford Motor Credit Company ("Ford Credit"), Ford Credit committed to a plan to combine its North American branches with its existing service centers. We also stated that neither the costs nor the cash expenditures, primarily for personnel separations, associated with these actions could at that time be reasonably estimated. We have now estimated the following life-time costs for associated restructuring actions in the United States and Canada (in millions):

Personnel-reduction programs	$200
Other (staffing launch, relocation and facilities related)	90
Total	$290

Of the total $290 million of estimated costs, $33 million has been expensed in 2006 and substantially all of the balance is expected to be expensed in 2007. Of the $200 million of personnel-reduction costs, $29 million was accrued in 2006 and substantially all of the balance is expected to be accrued in the first quarter of 2007. The costs estimated above also constitute cash expenditure estimates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY
(Registrant)

Date: March 9, 2007	By:	/s/C. M. MacGillivray
C. M. MacGillivray
Assistant Secretary